DATED DECEMBER 14, 1999




                             THE CERPLEX GROUP, INC.



                                       and



                            BURDALE FINANCIAL LIMITED








             -----------------------------------------------------

                             GUARANTEE AND INDEMNITY

             ------------------------------------------------------







                                THEODORE GODDARD

THIS GUARANTEE is dated                                      1999

BETWEEN:

(1) THE CERPLEX GROUP, INC. a company incorporated under the laws of Delaware in the United States of America (the "Guarantor") and

(2)        BURDALE  FINANCIAL  LIMITED  (Registered in England and Wales No.
           2656007) ("Burdale", which expression shall include its successors, transferees and assigns).

BACKGROUND:

(A) At the request of the Guarantor, Burdale has agreed to provide certain banking and financial accommodation to Cerplex Limited (Registered in England and Wales No. 2953372) (the "PRINCIPAL").

(B) It is a condition of Burdale making such accommodation to the Principal that certain security (including that constituted by this Deed) be granted to Burdale.

(C) The execution of this Deed is for the commercial benefit of the Guarantor and was approved as such pursuant to a board resolution on or about today's date and by a unanimous resolution of its shareholders also on or about today's date.

(D) The parties intend that this Deed take effect as a deed notwithstanding that it may be executed under hand only.

IT IS AGREED as follows:

1.         GUARANTEE

           In   consideration  of  Burdale   providing   banking  and  financial
           accommodation from time to time to the Principal at the request of the Guarantor, the Guarantor:

(a) guarantees to Burdale the due performance by the Principal of its obligations to Burdale (whether actual or contingent and whether owed jointly or severally or in any capacity whatsoever) and promises to pay to Burdale on demand all sums from time to time due and payable (but unpaid) by the Principal pursuant to the Finance Documents entered into between the Principal and Burdale; and

(b) agrees as a primary obligation to indemnify Burdale from time to time on demand from and against any loss incurred by Burdale as a result of any agreement between Burdale and the Principal being or becoming void, voidable or unenforceable for any reason whatsoever, whether or not known to Burdale, the amount of such loss being the amount which Burdale would otherwise have been entitled to recover from the Principal.

2.         PRESERVATION OF RIGHTS

2.1 The obligations of the Guarantor contained in this Deed shall be in addition to and not in substitution for any other guarantees or security (together the "Security") which Burdale may at any time hold in respect of any of the Principal's obligations and may be enforced without Burdale first having recourse to any of the Security and without Burdale first taking steps or proceedings against the Principal or any third parties.

2.2 Neither the obligations of the Guarantor contained in this Deed, nor the rights, powers and remedies conferred in respect of the Guarantor upon Burdale by any agreement or by law shall be discharged, impaired or otherwise affected by:

          (a) the winding-up, dissolution, administration or reorganisation of the Principal or any change in its status, function, control or ownership;

          (b) any of the obligations of the Principal to Burdale being or becoming illegal, invalid or unenforceable in any respect;

          (c) time or other indulgence being granted or agreed to be granted by Burdale to, or any composition or other arrangement made with or accepted from, the Principal in respect of its obligations to Burdale or any person in respect of any of the Security;

          (d) any amendment of any of the Security or of any document recording or evidencing the terms of any obligations owed by the Principal to Burdale;

          (e) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any of the Security;

          (f) any failure (whether intentional or not) to take, or fully to take, or perfect any of the Security; or

          (g) any other act, event or omission which, but for this Clause 2.2, would or might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor contained in this Deed or any of the rights, powers or remedies conferred upon Burdale by any agreement or by law.

2.3 Any discharge given by Burdale to the Guarantor in respect of the Guarantor's obligations under this Deed or any other agreement reached between Burdale and the Guarantor in relation thereto shall be, and be deemed always to have been, void if any act on the faith of which Burdale gave the Guarantor that discharge or entered into that agreement is subsequently avoided by or in pursuance of any provision of law.

2.4 Burdale shall not be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of the Guarantor by law:

          (a) to make any demand other than a demand on the Principal required by the terms of any agreement between the Principal and Burdale;
          (b) to take any action or obtain judgment in any court against the Principal or any third party;

          (c)     to  make  or  file  any  claim  or  proof  in  a   winding-up,
                  receivership, administration, administrative receivership or dissolution of the Principal; or

          (d)     to enforce or seek to enforce any Security.

2.5 After a demand has been made by Burdale under this Deed, so long as the Principal is under any actual or contingent liability to Burdale, the Guarantor shall not:

          (a) exercise in respect of any amount paid by the Guarantor under this Deed any right of subrogation or any other right or remedy which the Guarantor may have in respect of such payment; or

          (b) except with Burdale' consent in writing, claim or receive payment of any other monies for the time being due to the Guarantor by the Principal or exercise any other right or remedy which the Guarantor may have in respect of such monies; or

          (c) unless so required by Burdale, prove in a liquidation of the Principal in competition with Burdale for any monies owing to the Guarantor by the Principal on any account whatsoever.

           Any monies obtained by the Guarantor from the Principal with such consent or as required by or in breach of this Clause shall be held by the Guarantor upon trust to pay the same to Burdale in or towards discharge of the Guarantor's obligations under this Deed.

3.         REPRESENTATIONS AND WARRANTIES

           The Guarantor represents to Burdale that:

          (a) The Guarantor is a corporation duly formed and existing under the laws of the State of Delaware and has the power, capacity and authority to own its property and conduct its business as currently being carried on and to execute and deliver this Deed and to enter into and exercise its rights and perform its obligations under this Deed.

          (b) All corporate and other action required to authorise the execution and delivery by the Guarantor of this Deed and its performance of obligations of the Guarantor under this Deed has been duly taken.

          (c) Under the laws of the State of Delaware in force at today's date, the claims of Burdale against the Guarantor under this Deed are direct, general and unconditional obligations of the Guarantor which rank, or will when they arise rank, at least pari passu with the claims of all its other unsecured and unsubordinated creditors (present and future), save those whose claims are preferred mandatorily by any bankruptcy, insolvency, liquidation or other similar laws of general application and all claims of the Guarantor against the Principal from time to time will be subordinated to the claims of Burdale against the Principal from time to time.

          (d) All acts, conditions and things required to be done, fulfilled and performed in order (i) to enable the Guarantor lawfully to enter into and, as the case may be, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Deed, (ii) to ensure that the obligations expressed to be assumed by the Guarantor in this Deed, are legal, valid and binding and (iii) to make this Deed admissible in evidence in England and Wales and the State of Delaware, have been or will be, done, and will (after they have been done, fulfilled and performed) continue to be, done, fulfilled and performed.

          (e) All authorisations, approvals, consents, licences, exemptions, filings, registrations and notarisations and payments of any tax or any other actions required in connection with the entry into, performance of, validity and enforceability of this Deed have been, or will be, obtained and will be maintained in full force and effect or have been made or taken by the Guarantor.

          (f) All necessary filing, recording or enrolment of this Deed with any court or other authority in the State of Delaware and any stamp, registration or similar tax has been, or will be, effected or paid in relation to or on this Deed.

          (g) The obligations expressed to be assumed by the Guarantor in this Deed are, subject to the application of insolvency laws and equitable principles which limit the enforcement of creditors' rights generally, its legal, valid and binding obligations.

          (h) In any proceedings taken in the State of Delaware in relation to this Deed, the choice of English law as the governing law of this Deed and any judgment obtained in England and Wales in respect of this Deed will be recognised and enforced.

          (i) The Guarantor has not taken any corporate action nor have any other formal steps been taken or legal proceedings been started or, so far as any of the Guarantor is aware to the best of its knowledge and belief, threatened against the Guarantor for its bankruptcy, winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or undertaking.

          (j) The execution and delivery by the Guarantor of this Deed and the performance by the Guarantor of its obligations under this Deed will not:

                 (i) contravene any provision of any law, statute, rule or regulation or any order or licence of any authority, agency or court to which it or any of its assets or revenues is subject; or

                (ii) result in any breach of any of the terms, covenants (including, without limitation, any limitation on borrowing), conditions or provisions of, or constitute a default under, any loan, security, agreement or any other instrument or obligation to which it is a party; or

                (iii)    violate any of its applicable constitutive documents.

          (k) No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened against the Guarantor which in any case would, if adversely determined, result in a material adverse change.

          (l) All of the written financial and other information relating to the business and affairs of the Guarantor supplied by the Guarantor or any person on its behalf to Burdale in connection with any of the Documents is, as at the date to which it is expressed to speak, true, complete and accurate in all material respects and the Guarantor is not aware of any facts or circumstances that have not been disclosed to Burdale and which would, if disclosed, affect adversely the decision of a person considering whether or not to provide finance to the Principal.

          (m) The Guarantor shall not, by reason of its execution of this Deed, become obliged to create in favour of any person, any Encumbrance over any of its property, revenues or assets.

4.         PAYMENTS

4.1 All payments to be made by the Guarantor to Burdale under this Deed shall be:

           (a) paid on the due date for such payment in freely available funds and in the currency in which the liabilities of the Principal, in respect of which such payments are made, were expressed to be payable;

           (b)    made without set-off or counterclaim; and

           (c) made free and clear of all and without deduction for or on account of any tax, save to the extent that the Guarantor is compelled by law to make such payment subject to any tax (a "Required Tax")

4.2 The Guarantor will indemnify Burdale against any Required Tax imposed on any payment by the Guarantor under this Deed. If any such Required Tax (or any amount in respect of any Required Tax) must be deducted from any such payment or any other deductions must be made from any amounts paid by the Guarantor under this Deed, the Guarantor shall pay to Burdale such additional amounts as may be necessary to ensure that Burdale receives a net amount equal to the full amount which it would have received had the payment not been made subject to the Required Tax.

5.         CURRENCY OF ACCOUNT

           Moneys received or recovered by Burdale from the Guarantor in a currency other than that in which the said sums are due and payable from the Principal or under Clause 1 shall be converted into the latter currency at the rate at which Burdale, acting reasonably, would have sold the latter currency for the former at 11 a.m. on the latest day before Burdale' receipt or recovery on which Burdale quoted generally a rate of exchange for such a sale.

6.         CONTINUING SECURITY

           The security constituted by this Deed shall be a continuing security to Burdale in respect of each and every one of the obligations owed by the Principal to Burdale and shall not be (or be construed so as to be) discharged by any intermediate discharge or payment of or on account of the obligations of the Principal or any of them or any settlement of accounts between Burdale and the Principal or anyone else other than any settlement or discharge in full and finally by the Guarantor of the obligations of the Principal to Burdale.

7.         SET-OFF

           Burdale may at any time after demand has been made set-off or combine any account in its books in the name of the Guarantor (at whatever branch and in whatever currency denominated) with any other such account.

8.         NOTICES

8.1 Each communication to be made under this Deed shall be made in writing and shall be made by letter or facsimile.

8.2 Any communication or document to be made or delivered by one person to another pursuant to this Deed shall (unless that other person has by five Business Days' written notice to the other specified another address) be made or delivered to that other person at the address identified with its signature below and shall be deemed to have been made or delivered, when received (as evidenced by a facsimile transmission report, in the case of any communications made by facsimile) or (in the case of any communication made by letter) when delivered to that address provided that any communication or document to be made or delivered to Burdale shall be effective only if the same is expressly marked for the attention of the department or officer identified with Burdale's signature below (or such other department or officer as Burdale shall from time to time specify for this purpose).

9.         GOVERNING LAW

           This Deed shall be governed by and construed in accordance with English law.

10.        JURISDICTION

10.1 For the benefit of Burdale, the Guarantor agrees that the courts of England have jurisdiction to settle any disputes in connection with this Deed and accordingly submits to the jurisdiction of the English courts.

10.2       Without prejudice to any other mode of service, the Guarantor:

          (a) irrevocably appoints the Principal (at its address for notices as set out in the facility agreement dated today's date between the Principal and Burdale) as its agent for service of process relating to any proceedings before the English courts in connection with this Deed;

          (b) agrees that failure by a process agent to notify the Guarantor of the process will not invalidate the proceedings concerned; and

          (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 8.2.

10.3       The Guarantor:

          (a)     waives   objection  to  the  English   courts  on  grounds  of
                  inconvenient forum or otherwise as regards proceedings in connection with this Deed; and

          (b) agrees that a judgement or order of an English court in connection with this Deed is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

10.4 Nothing in this Clause 10 limits the right of Burdale to bring proceedings against the Guarantor in connection with this Deed:

          (a)        in any other court of competent jurisdiction; or

          (b)        concurrently in more than one jurisdiction.

IN WITNESS of which this Deed has been duly executed as a deed the day and year first above

EXECUTED as a deed by
THE CERPLEX GROUP, INC.

By:   /S/RICHARD ALSTON

Name:      Richard Alston

Title:     President and Chief Operating Officer

Address:             11 Pacifica Avenue
                                Suite 3000
                                Irvine
                                California 92618
                                USA

Facsimile No:
For the attention of:




Accepted and agreed:

BURDALE FINANCIAL LIMITED

By:


Address:             53 Queen Anne Street
                                London W1M 0HP

Facsimile No:                   0171 486 3513
For the attention of:           Company Secretary